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                                                                    EXHIBIT 10.2


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                                    FORM OF

                         INTELLECTUAL PROPERTY AGREEMENT




                                 BY AND BETWEEN



                              BRILLIAN CORPORATION


                                       AND

                            THREE-FIVE SYSTEMS, INC.



                                   DATED AS OF




                            __________________, 2003



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                         INTELLECTUAL PROPERTY AGREEMENT

         THIS AGREEMENT (the "Agreement") is entered into effective as of ____________, 2003 (the "Effective Date"), by and between THREE-FIVE SYSTEMS, INC, a Delaware corporation having a place of business at 1600 North Desert Drive, Tempe, Arizona ("TFS") and BRILLIAN CORPORATION. a Delaware corporation having a place of business at 1600 North Desert Drive, Tempe, Arizona ("TFS") (each, a "Party"; together, the "Parties").

         WHEREAS, TFS is engaged in the business of designing, developing, manufacturing, marketing, selling and distributing certain types of displays and other devices and associated components;

         WHEREAS, BRILLIAN has acquired intellectual property rights in the field of designing, developing, manufacturing, marketing, selling and distributing displays, including microdisplays, light valves, and associated components;

         WHEREAS, TFS wishes to acquire a license to various rights in BRILLIAN's intellectual property portfolio;

         WHEREAS, the Parties wish to set forth the terms and conditions under which BRILLIAN will transfer such rights to TFS; and

         WHEREAS, the Parties wish to set forth their respective rights in the technology.

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE 1
                          CONSTRUCTION AND DEFINITIONS

SECTION 1.1. CONSTRUCTION.

         (a) All references in this Agreement to "Articles" and "Sections" refer to the articles and sections of this Agreement.

         (b) As used in this Agreement, neutral pronouns and any variations thereof shall be deemed to include the feminine and masculine and all terms used in the singular shall be deemed to include the plural, and vice versa, as the context may require.

         (c) The words "hereof," "herein" and "hereunder" and other words of similar import refer to this Agreement as a whole, as the same may from time to time be amended or supplemented, and not to any subdivision contained in this Agreement.


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         (d) The words "including" when used herein is not intended to be exclusive and means "including, without limitation."

SECTION 1.2. DEFINITIONS. As used herein:


         (a) "Affiliate" means any TFS subsidiary, division or related party or an entity that TFS owns or controls at least a 50% of the ownership in.

                  "Bankruptcy Event" means any of the following events or circumstances with respect to a Party: (I) such Party ceases conducting its business in the normal course; (ii) becomes insolvent or becomes unable to meet its obligations as they become due; (iii) makes a general assignment for the benefit of its creditors; (iv) petitions, applies for, or suffers or permits with or without its consent the appointment of a custodian, receiver, trustee in bankruptcy or similar officer for all or any substantial part of its business or assets; or
                  (v) avails itself or becomes subject to any proceeding under the U.S. Bankruptcy Code or any similar state, federal or foreign statute relating to bankruptcy, insolvency, reorganization, receivership, arrangement, adjustment of debts, dissolution or liquidation, which proceeding is not dismissed within sixth (60) days of commencement thereof.


         (b) "Broad Cross-Licenses" means licenses to granted to a third party relating to a multiple technologies covered by multiple Intellectual Property Rights in exchange for licenses from the third party of a similar scope and nature.

         (c) "Confidential Information" means any information (i) disclosed by one party (the "Disclosing Party") to the other (the "Receiving Party"), which, if in written, graphic, machine-readable or other tangible form is marked as "Confidential" or "Proprietary," or which, if disclosed orally or by demonstration, is identified at the time of initial disclosure as confidential and reduced to writing and marked "Confidential" within thirty (30) days of such disclosure; or
                  (ii) which is otherwise deemed to be confidential by the terms of this Agreement.

         (a) "Derivative Work" means the meaning ascribed to it under the United States Copyright Law, Title 17 U.S.C. Sec. 101, et. seq.

         (b) "Enhancement" means any improvement, upgrade, new version of, enhancement to, fix, extension to, or add-on module compatible or interoperable with, or any Derivative Work of, any Technology, including any computer software or hardware.

         (d) "Patents" means those patents, patent applications, and disclosures listed in Exhibit 1.2.(f), and shall include any U.S., international or foreign patent or any application therefor corresponding or related to any of the items listed in Exhibit 1.2.(f) and any


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                  and all reissues, divisions, continuations, CPAs, renewals, extensions and continuations-in-part thereof.

         (e) "Intellectual Property Rights" means all rights of a Person in, to, or arising out of: (i) any U.S., international or foreign patent or any application therefor and any and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof; (ii) inventions (whether patentable or not in any country), invention disclosures, improvements, trade secrets, proprietary information, know-how, technology and technical data; (iii) copyrights, copyright registrations, mask works, mask work registrations, and applications thereof in the U.S. or any foreign country, and all other rights corresponding thereto throughout the world; and (iv) any other proprietary rights in Technology anywhere in the world.

         (f) "BRILLIAN Technology" means Technology defined by the items listed in Exhibit 1.2.(f) and Exhibit 2.1.(a).

         (g) "Object Code" means computer software in binary, executable form.

         (h) "Person" means any legal person or entity, including any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated association, limited liability corporation, governmental entity, or other person or entity of similar nature.

         (c) "Reserved Field" means the business of direct, magnified, and/or projection-based selectively reflective liquid crystal on silicon light valves comprising packaged silicon backplanes with associated liquid crystal cells, including but not limited to developing, manufacturing, marketing, licensing, selling or distributing to, or for use in or by, the microdisplay and/or light valve industry or any other business involved in microdisplays and/or light valves, including: (i) silicon backplanes, (ii) microdisplays and/or light valve related devices, such as driver circuitry, light sources, or other such devices, and (iii) any product that competes with or may be used as a substitute for a microdisplay and/or a light valve.

         (i) "Software" means any and all computer software and code, including, but not limited to, assemblers, compilers, Source Code, Object Code, data (including image and sound data), design tools, user interfaces, templates, menus, buttons and icons.

         (j) "Source Code" means computer software in human-readable form, including high-level language program listings, flowcharts, schematics, and logic diagrams.

         (k) "Technology" means all technology, including all know-how, show-how, techniques, design rules, trade secrets, inventions (whether or not patented or patentable), algorithms, routines, Software, files, databases, works of authorship, processes,


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                  devices, hardware, photo masks, semiconductor topographies, integrated circuit design, and Verilog model and tooling.


                                    ARTICLE 2
             GRANT OF LICENSE AND INTELLECTUAL PROPERTY PRESERVATION

SECTION 2.1. GRANT OF LICENSE.

         (a) BRILLIAN hereby grants to TFS, an perpetual, non-exclusive, worldwide, non-terminable, fully paid, royalty-free, irrevocable, right and license under and to any and all Intellectual Property Rights associated with the Technology including those rights contained in the Patents. BRILLIAN further hereby grants to TFS the perpetual, non-exclusive, worldwide, non-terminable, fully paid, royalty-free, irrevocable, right and license under and to any and all Intellectual Property Rights associated with the Technology identified in
Exhibit 2.1.(a), including the rights to practice, make, have made, use, sell, offer to sell, import, have imported, modify, market, distribute, and to otherwise exploit (by any means and in any medium now known or later invented) any and all Technology, products, and services covered by such Intellectual Property Rights.

         (b) BRILLIAN hereby grants to TFS a nonexclusive, worldwide, perpetual, non-terminable, fully paid, royalty-free, irrevocable, right and license under and to all of BRILLIAN's Intellectual Property Rights in and to any Technology owned or controlled by BRILLIAN, to practice, make, have made, use, sell, offer to sell, import, have imported, modify, market, reproduce in copies, distribute, display publicly, perform publicly, make derivative works from, adapt or translate and to otherwise exploit (by any means and in any medium now known or later invented) any and all such Technology and the associated Intellectual Property Rights not used in the Reserved Field. This nonexclusive license shall include all Intellectual Property in any processes, machines, manufactures, or compositions of matter, or any Enhancements, adaptations or Derivative Works, associated with the Technology owned or otherwise controlled by BRILLIAN as of the Effective Date, for use or other exploitation not in the Reserved Field.

         (c) All of the rights licensed to TFS above are not assignable or sub-licensable without the express written consent of BRILLIAN, however, TFS may assign or sublicense its rights under this agreement to any Affiliate and may grant Broad Cross-Licenses to any Intellectual Property Rights and other Technologies to third parties in conjunction with its conventional Broad Cross-Licensing practices within TFS' industry.

SECTION 2.2. PRESERVATION OF INTELLECTUAL PROPERTY RIGHTS. If BRILLIAN shall abandon any patent or patent application relating directly and primarily to the BRILLIAN Technology or if BRILLIAN declines to file a patent application regarding an invention disclosure relating directly and primarily to the BRILLIAN Technology, BRILLIAN shall provide at least thirty business days prior written notice thereof to TFS of BRILLIAN's decision. TFS may elect to maintain or pursue the subject patent or patent applications at TFS's expense, in which event BRILLIAN shall transfer to TFS all of BRILLIAN's right, title and interest to the subject patent, patent application, or invention disclosure pursuant to a written agreement reasonably acceptable to the parties, which


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agreement shall include among other things (i) the agreement of TFS to pay
BRILLIAN's reasonable costs in making the assignment, and (ii) a license back from TFS to BRILLIAN to the subject patent that has issued or that may issue.


                                    ARTICLE 3
                            CONFIDENTIAL INFORMATION

SECTION 3.1. CONFIDENTIAL INFORMATION EXCLUSIONS. Notwithstanding the provisions of Section 1.2.(c), Confidential Information shall exclude information that the Receiving Party can demonstrate: (i) was independently developed by the Receiving Party without any use of the Disclosing Party's Confidential Information or by the Receiving Party's employees or other agents (or independent contractors hired by the Receiving Party) who have not been exposed to the Disclosing Party's Confidential Information; (ii) becomes known to the Receiving Party, without restriction, from a source other than the Disclosing Party without breach of this Agreement and that had a right to disclose it;
(iii) was in the public domain at the time it was disclosed or becomes in the public domain through no act or omission of the Receiving Party; (iv) was rightfully known to the Receiving Party, without restriction, at the time of disclosure; or (v) is disclosed pursuant the order or requirement of a court, administrative agency, or other governmental body; provided, however, that the Receiving Party shall provide prompt notice thereof to the Disclosing Party and shall use its best efforts to obtain a protective order or otherwise prevent public disclosure of such information.

SECTION 3.2. CONFIDENTIALITY OBLIGATION. The Receiving Party shall treat as confidential all of the Disclosing Party's Confidential Information and shall not use such Confidential Information except as expressly permitted under this Agreement. Without limiting the foregoing, the Receiving Party shall use at least the same degree of care which it uses to prevent the disclosure of its own confidential information of like importance, but in no event with less than reasonable care, to prevent the disclosure of the Disclosing Party's Confidential Information.

SECTION 3.3. CONFIDENTIALITY OF AGREEMENT. (a) Each Party agrees that the terms and conditions, but not the existence, of this Agreement shall be treated as the other's Confidential Information and that no reference to the terms and conditions of this Agreement or to activities pertaining thereto can be made in any form of public or commercial advertising without the prior written consent of the other Party; provided, however, that each party may disclose the terms and conditions of this Agreement: (i) as required by any court or other governmental body; (ii) as otherwise required by law; (iii) to legal counsel of the parties; (iv) in connection with the requirements of a securities filing;
(v) in confidence, to accountants, banks, and financing sources and their advisors; (vi) in confidence, in connection with the enforcement of this Agreement or rights under this Agreement; or (vii) in confidence, in connection with a merger or acquisition or proposed merger or acquisition, or the like.

         (b) If a Receiving Party believes that it will be compelled by a court or other authority to disclose Confidential Information of the Disclosing Party, it shall give the Disclosing Party prompt notice so that the Disclosing Party may take steps to oppose such disclosure.


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                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

SECTION 4.1. GENERAL WARRANTY. Each party hereby represents and warrants to the other that (i) such party has the right, power and authority to enter into this Agreement and to fully perform all its obligations hereunder; and (ii) the making of this Agreement does not violate in any material respect any material agreement existing between such party and any third party.

SECTION 4.2. OWNERSHIP WARRANTIES. BRILLIAN hereby represents and warrants to TFS that:

         (a) The BRILLIAN Technology was originally created by BRILLIAN's employees acting within the scope of their employment or otherwise validly acquired by BRILLIAN;

         (b) To the best of its knowledge as of the date of this Agreement, the BRILLIAN Technology contains no Technology owned, authored, misappropriated, or created by, or exclusively licensed to, any third party;


SECTION 4.3. DISCLOSURE WARRANTIES. To the best knowledge of BRILLIAN's management team this Agreement contains no untrue statement of a material fact or omits a material fact necessary to make the statements contained herein, in light of the circumstances in which they were made, not misleading, and there is no fact known by BRILLIAN's management team which has not been disclosed to TFS that materially affects adversely or could reasonably be anticipated to materially affect adversely the Technology and/or Intellectual Property Rights subject to this Agreement.

                                    ARTICLE 5
                                   INDEMNITIES

SECTION 5.1. INTELLECTUAL PROPERTY INDEMNITY.

         (a) BRILLIAN shall indemnify and hold TFS and its employees, directors, distributors, agents, customers, licensees, successors and assigns harmless from and against all out-of-pocket cost, liability, loss, damage, expense or judgment resulting from, arising out of, or in connection with (i) any breach of any warranty made by BRILLIAN hereunder, including pursuant to Article 5, and (ii) any claim, action or proceeding, in a court or otherwise (a "Claim") alleging that the BRILLIAN Technology or any portion or version thereof or any exploitation of the foregoing infringes or misappropriates any third party's Intellectual Property Rights. BRILLIAN shall settle or defend, at BRILLIAN's option, all Claims at BRILLIAN's sole cost and expense.

SECTION 5.2. LIMITATION. BRILLIAN shall have no obligation with respect to any Claim pursuant to Section 5.1 unless (i) the BRILLIAN is promptly notified of such Claim, (ii) BRILLIAN has sole control of the defense and settlement of such Claim, (iii) TFS provides BRILLIAN with reasonable assistance, at BRILLIAN's expense, in BRILLIAN'S defense and settlement of such Claim.


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                                   ARTICLE 6
                             LIABILITY LIMITATIONS

SECTION 6.1. EXCLUSION OF DAMAGES. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY, OR OTHERWISE, AND WHETHER OR NOT TFS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

SECTION 6.2. FAILURE OF ESSENTIAL PURPOSE. The limitations specified in this
Article 6 shall survive and apply even if any limited remedy specified in this Agreement is found to have failed of its essential purpose.

                                    ARTICLE 7
                                  MISCELLANEOUS

SECTION 7.1. BRILLIAN BANKRUPTCY. (a) All rights and licenses granted to TFS under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses to rights of "intellectual property" as defined thereunder. Notwithstanding any provision contained herein to the contrary, if BRILLIAN is under any proceeding under the Bankruptcy Code and the trustee in bankruptcy of BRILLIAN, or BRILLIAN, as a debtor in possession, rightfully elects to reject this Agreement, TFS may, pursuant to 11 U.S.C. Section 365(n)(1) and (2), retain any and all of TFS's rights hereunder, to the maximum extent permitted by law, subject to the payments specified herein.

         (b) If a Bankruptcy Event occurs with respect to BRILLIAN, TFS shall forthwith be entitled to a complete duplicate of (or complete access to, as appropriate) any intellectual property licensed hereunder, and all embodiments of such intellectual property including the Source Code thereof, and the same, if not already in TFS's possession, shall be promptly delivered to TFS upon TFS's written request (I) upon any such Bankruptcy Event, unless BRILLIAN elects to continue to perform all of its obligations under this Agreement; or (ii) if not delivered under (I) above, upon rejection of this Agreement by or on behalf of BRILLIAN, TFS shall have the sublicensable right to fully exploit in any manner all such intellectual property and to perform any and all of BRILLIAN's obligations hereunder.

         (c) In addition to the foregoing, if a Bankruptcy Event occurs with respect to BRILLIAN, TFS shall have the right, but not the obligation, to purchase all of BRILLIAN's right, title and interest in and to the BRILLIAN Technology at the then fair market value of such Technology as determined by an independent appraiser agreed upon by the Parties or other method consistent with applicable law.

SECTION 7.2. INDEPENDENT CONTRACTORS. The parties hereto are independent contractors. Nothing contained herein or done pursuant to this Agreement shall constitute either party the agent of the


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other party for any purpose or in any sense whatsoever, or constitute the parties as partners or joint venturers.

SECTION 7.3. ASSIGNMENT. Neither party may assign or otherwise transfer its rights or obligations under this Agreement without the prior written consent of the other Party, or except as allowed under this Agreement.

SECTION 7.4. ENTIRE AGREEMENT AND AMENDMENT. This Agreement sets forth the entire agreement and understanding between the Parties as to the subject matter of this Agreement and merges all prior discussion between them, and neither of the parties shall be bound by any modification of this Agreement, other than as expressly provided in this Agreement or as set forth on or subsequent to the date hereof in writing and signed by a duly authorized representative of the party to be bound thereby. No oral explanation or oral information by either party hereto shall alter the meaning or interpretation of this Agreement.


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Brillian Corporation:                          Three-Five Systems, Inc.:


By:                                            By:
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Title:                                         Title:
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Date:                                          Date:
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